Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

WildHorse Resource Development Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215124) pertaining to the WildHorse Resource Development Corporation 2016 Long-Term Incentive Plan of our report dated March 28, 2017, with respect to the consolidated financial statements of Esquisto Resources II, LLC and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ ERNST & YOUNG

Dallas, Texas
March 28, 2017